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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crompton Corporation:

        We consent to the inclusion in this amendment No. 1 to the registration statement (No. 333-123857) of Crompton Corporation of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Crompton Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Crompton Corporation, and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus, which is part of this registration statement.

        Our report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 expresses our opinion that Crompton Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that certain controls designed to prevent and detect errors related to income tax accounting did not operate effectively.

        Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, "Asset Retirement Obligations" in 2003 and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in 2002.

/s/ KPMG LLP
Stamford, Connecticut
May 9, 2005

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  Exhibit 23.1